As filed with the Securities and Exchange Commission on July 30, 1999.
                                                      Registration No. 333-80207


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                TANDY CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                                            75-1047710
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                      Identification No.)

100 Throckmorton Street, Suite 1800                       76102
      Fort Worth, Texas
(Address of Principal Executive Offices)              (Zip Code)

                 AMERILINK CORPORATION 1994 STOCK INCENTIVE PLAN
                     EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN
                   LARRY R. LINHART AND AMERILINK CORPORATION,
                         INCLUDING STOCK OPTION ADDENDUM
                    RESTRICTED STOCK AWARD AGREEMENT BETWEEN
         AMERILINK CORPORATION AND WILLIAM H. LARGENT AND GEORGE MANSER
         RESTRICTED STOCK AWARD AGREEMENT BETWEEN AMERILINK CORPORATION
                              AND JOSEPH L. GOVERN
                 FORM OF JOSEPH L. GOVERN STOCK OPTION AGREEMENT

                            (Full Title of the Plan)

   M. C. Hill, Senior Vice President, Corporate Secretary and General Counsel
                                Tandy Corporation
                       100 Throckmorton Street, Suite 1900
                             Fort Worth, Texas 76102
                     (Name and Address of Agent for Service)

                                  817-415-3924
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of Securities to          Amount             Proposed Maximum       Proposed Maximum           Amount of
     be Registered        To be Registered( 1)     Offering price per     Aggregate Offering    Registration Fee( 2)
                                                 share(       2)         price(      2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Common Stock,               335,000
$1 par value Preferred
Share Purchase Rights
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

     (1) There is also being registered hereunder such additional undetermined number of shares of the Registrant's Common Stock as may be required as a result of stock dividends, stock splits, or other similar adjustments of the Registrant's Common Stock. One Preferred Share Purchase Right automatically trades with each share of Common Stock and is evidenced by the certificate of Common Stock.

     (2) Not applicable. All filing fees payable in connection with the registration of these securities were paid with the initial filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 (Registration No. 333-80207)filed on June 8, 1999 being amended by this post-effective amendment.




                   INTRODUCTORY STATEMENT NOT FORMING PART OF
                             REGISTRATION STATEMENT


         Tandy Corporation ("Tandy" or "Registrant") hereby amends its Registration Statement on Form S-4 (Registration No. 333-80207) (the "Form S-4") filed on June 8, 1999, by filing this Post-Effective Amendment No. 1 on Form S-8 ("Post-Effective Amendment No. 1") relating to an aggregate of 335,000 shares of Common Stock of the Registrant. The shares to be registered hereunder are issuable by the Registrant pursuant to options or obligations to issue shares assumed by the Registrant pursuant to an Agreement and Plan of Reorganization, dated as of May 20, 1999 (the "Agreement"), among the Registrant, LWT, Inc. and AmeriLink Corporation. Such options or obligations were originally granted under
(i) AmeriLink Corporation 1994 Stock Incentive Plan, as amended; (ii) Executive Employment Agreement between Larry R. Linhart and AmeriLink Corporation, including Stock Option Addendum; (iii) Restricted Stock Award Agreement between AmeriLink Corporation and William H. Largent and George Manser; (iv) Restricted Stock Award Agreement between AmeriLink Corporation and Joseph L. Govern, and
(v) Form of Joseph L. Govern Stock Option Agreement, each as amended to date (collectively, the "Plans"). Pursuant to the Agreement, AmeriLink Corporation was merged with and into LWT, Inc., a wholly-owned subsidiary of the Registrant (the "Merger"). Options to purchase common stock of AmeriLink Corporation granted under the Plans and outstanding immediately prior to the completion of the Merger shall become options to purchase shares of the Registrant at the effective time of the Merger and any obligations to issue shares of the common stock of AmeriLink Corporation to any directors shall become obligations to issue shares of the Common Stock of the Registrant.

         Pursuant to its Registration Statement on Form S-4, Registrant registered 1,083,766 shares of its Common Stock, representing the number of shares of its Common Stock issuable in connection with the Agreement in exchange for the outstanding shares of common stock of AmeriLink Corporation, assuming exercise of all then outstanding options to purchase common stock of AmeriLink Corporation. The designation of this Post-Effective Amendment No. 1 as Registration No. 333-80207 denotes that this Post-Effective Amendment No. 1 relates only to an aggregate of 335,000 shares of Common Stock of the Registrant issuable under the Plans listed above and that this is the first post-effective amendment to the Form S-4.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be provided to participants as specified by rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed (File No. 1-5571) by Tandy Corporation ("Tandy" or "Registrant") with the Securities Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference in this Registration Statement and shall be deemed a part hereof: (a) Annual Report on Form 10-K for the year ended December 31, 1998; (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, (c) Current Reports on Form 8-K, filed May 14, 1999, May 24, 1999 and May 25, 1999; (d) Proxy Statement dated April 6, 1999; and (e) Registration Statement on Form 8-B dated February 26, 1968, Registration Statement on Form 8-A dated August 26, 1986, Amendment No. 1 on Form 8 to Registration Statement on Form 8-A dated July 11, 1988 and Amendment No. 2 on Form 8 to Registration Statement on Form 8-A dated June 27, 1990.

         All documents subsequently filed by Tandy with the Commission pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document, that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         An opinion concerning the validity of the issuance of shares of Common Stock has been passed upon for the Registrant by Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel of the Registrant. Mr. Hill beneficially owns or has rights to acquire under employee benefit plans, an aggregate of less than 1% of the outstanding shares of Common Stock of the Registrant.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article XIV of the Registrant's Restated By-laws provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Section 145 of the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law and the foregoing by-law provision or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Registrant carries directors' and officers' liability insurance policies under which all of the directors and executive officers of Registrant are insured against loss imposed upon them with respect to their legal liability for breach of their duty to Registrant. Excluded from coverage under said policy are fines and penalties imposed by law upon such directors and officers or other matters which may be deemed uninsurable such as material acts of active and deliberate dishonesty committed by the insureds with actual dishonest purpose and intent. In addition, the Registrant has entered into indemnification agreements with its directors and certain officers for indemnification to the fullest extent permitted by applicable law.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

         None Applicable.

Item 8. EXHIBITS

EXHIBIT NO.              DESCRIPTION

          3.1 Restated Certificate of Incorporation of Tandy Corporation dated July 26, 1999 incorporated herein by reference.

          3.2 Certificate of Elimination of Series C Conversion Preferred Stock of Tandy Corporation dated July 26, 1999.

          3.3 Tandy Corporation Bylaws, restated as of December 16, 1998 (filed as Exhibit 3B to Tandy's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

          4.1         Form of 1994 Stock  Incentive  Plan , as amended (filed as
                      Exhibit 10.1 to AmeriLink Corporation's registration statement on Form S-1 file No. 33-69832 and filed as Exhibit A to the AmeriLink Corporation's 1998 Proxy Statement dated July 6, 1998 which was filed on July 7, 1998 and incorporated herein by reference).

          4.2 Executive Employment Agreement between Larry R. Linhart and AmeriLink Corporation including Stock Option Addendum (filed as Exhibit 10.3 to AmeriLink Corporation's Annual Report on Form 10-K for the year ended March 28, 1999 and incorporated herein by reference).

          4.3         Restricted   Stock  Award  Agreement   between   AmeriLink
                      Corporation  and  William H.  Largent  and  George  Manser
                      (filed as Exhibit 10.10 to AmeriLink Corporation Annual Report on Form 10-K for the fiscal year ended March 30, 1997 and incorporated herein by reference).

          4.4         Form of Joseph L. Govern Stock Option  Agreement (filed as
                      Exhibit 10.4 to AmeriLink Corporation's Annual Report on Form 10-K for the year ended March 28, 1999 and incorporated herein by reference).

          4.5 Restricted Stock Award Agreement between AmeriLink Corporation and Joseph L. Govern.

          5.1 Opinion of Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel, as to the legality of the securities being registered, including consent.

         23.1         Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.

         23.2 Consent of Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel (included in Exhibit 5.1).

Item 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

         (a)(1)   To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and/or

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13 (a) or section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) The undertaking regarding indemnification of officers and directors is included as part of Item 6, which is incorporated into Item 9 by reference.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 30th day of July, 1999.


                                   Tandy Corporation


                                   By:      /s/
                                   Leonard H. Roberts, Chairman, President and
                                   Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of July, 1999.

Signature                                           Title



   /s/                              Chairman, President, Chief Executive Officer
Leonard H. Roberts                  And Director
                                    (Principal Executive Officer)


   /s/                              Senior Vice President and Chief Financial
Dwain H. Hughes                     Officer
                                    (Principal Financial Officer)


   /s/                              Vice President Controller
Richard L. Ramsey                   (Principal Accounting Officer)



   /s/                              Director
Frank J. Belatti



   /s/                              Director
James I. Cash, Jr.



   /s/                              Director
Ronald E. Elmquist



   /s/                              Director
Lewis F. Kornfeld



   /s/                              Director
Robert Kamerschen



   /s/                              Director
Jack L. Messman



   /s/                              Director
William G. Morton, Jr.



   /s/                              Director
Thomas G. Plaskett



   /s/                              Director
Alfred J. Stein



   /s/                              Director
William E. Tucker



   /s/                              Director
Edwina O. Woodbury

                                INDEX TO EXHIBITS


      Exhibit No.        Description

           3.1 Restated Certificate of Incorporation of Tandy Corporation dated July 26, 1999 incorporated herein by reference.

           3.2 Certificate of Elimination of Series C Conversion Preferred Stock of Tandy Corporation dated
                         July 26, 1999.

           3.3 Tandy Corporation Bylaws, restated as of December 16, 1998 (filed as Exhibit 3B to Tandy's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

           4.1           Form of 1994 Stock Incentive Plan, as amended (filed as
                         Exhibit 10.1 to AmeriLink Corporation's registration statement on Form S-1 file No. 33-69832 and filed as Exhibit A to the AmeriLink Corporation's 1998 Proxy Statement dated July 6, 1998 which was filed on July 7, 1998 and incorporated herein by reference).

           4.2 Executive Employment Agreement between Larry R. Linhart and AmeriLink Corporation including Stock Option Addendum (filed as Exhibit 10.3 to AmeriLink Corporation's Annual Report on Form 10-K for the year ended March 28, 1999 and incorporated herein by reference).

           4.3 Restricted Stock Award Agreement between AmeriLink Corporation and William H. Largent and George Manser (filed as Exhibit 10.10 to AmeriLink Corporation Annual Report on Form 10-K for the fiscal year ended March 30, 1997 and incorporated herein by reference).

           4.4 Form of Joseph L. Govern Stock Option Agreement (filed as Exhibit 10.4 to AmeriLink Corporation's Annual Report on Form 10-K for the year ended March 28, 1999 and incorporated herein by reference).

           4.5 Restricted Stock Award Agreement between AmeriLink Corporation and Joseph L. Govern.

           5.1 Opinion of Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel, as to the legality of the securities being registered, including consent.

           23.1          Consent of PricewaterhouseCoopers LLP, Independent
                         Accountants.

           23.2 Consent of Mark C. Hill, Senior Vice President, Corporate Secretary and General Counsel (included in
                         Exhibit 5.1).